UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________________________________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
______________________________________________________________________

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Viemed Healthcare, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VIEMED HEALTHCARE, INC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2026

This Notice is prepared under the notice-and-access rules adopted by the U.S. Securities and Exchange Commission and applicable Canadian securities commissions. Please call Viemed Healthcare, Inc. (the “Corporation”) toll free at (866) 852-8343 if you have any questions about this notice.

The 2026 annual general and special meeting (the “Meeting”) of shareholders (the “Shareholders”) of the Corporation will be held at the principal executive offices of the Corporation located at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 on Thursday, June 4, 2026 at 9:00 a.m. (CDT) to:

1.receive the audited consolidated financial statements of the Corporation, together with the auditors’ reports thereon, for the fiscal years ended December 31, 2025 and 2024;
2.elect seven directors to serve until the next annual meeting of shareholders;
3.affirm the re-appointment of Ernst & Young LLP as the Corporation’s auditors for the year ending December 31, 2026 and authorize the Board of Directors of the Corporation to fix the remuneration of the auditors;
4.consider and, if thought appropriate, pass an ordinary resolution to ratify, confirm and approve amendments to the 2024 Long Term Incentive Plan of the Corporation, as more particularly described in the Management Information and Proxy Circular;
5.approve, in a non-binding advisory vote, the compensation of the named executive officers of the Corporation as described in the Management Information and Proxy Circular (“say-on-pay”); and
6.consider any other matters that may properly come before the Meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES IN THE ELECTION OF DIRECTORS AND FOR EACH OTHER PROPOSAL TO BE VOTED ON.

Accessing Meeting Materials

This Notice presents only an overview of the more complete Meeting materials that are available to you on the Internet. We encourage you to access and review all the important information contained in the Meeting materials before voting. The Meeting materials can be viewed online at www.viemed.com/investors. The Meeting materials include: the Management Information and Proxy Circular, our Annual Report on Form 10-K for the year ended December 31, 2025 and the form of proxy card.

Requesting Printed Meeting Materials

If you want to receive a paper copy of the Meeting materials, you must request one. Shareholders can request that paper copies of the Meeting materials be sent to them at no cost to them on or before 12:00 p.m. (EDT) on May 21, 2026 to facilitate timely delivery. Shareholders may make their request without charge for a paper copy of the Meeting materials by calling the toll free number at (866) 852-8343 or by sending an email to investorinfo@viemed.com.

Voting by Proxy

Registered holders: If you are not attending the Meeting, you can submit your proxy as follows:

On the Internet:    Go to www.investorvote.com and follow the instructions.

By Telephone:    Call (866) 732-VOTE (8683) (Canada and the U.S. only) or (312) 588-4290 (outside Canada and the U.S.) and follow the prompts.

By Mail:    You can vote by mail by requesting a paper copy of the Meeting materials, which includes a proxy card (Please see “Requesting Printed Meeting Materials”). Sign, date and return the proxy card to Computershare Investor Services Inc. (“Computershare”) by mail at Attention: Proxy Department, 8th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1.

YOU MUST USE THE 15 DIGIT CONTROL NUMBER LOCATED IN THE BOX BELOW.

Control Number:

To be effective, a proxy must be received not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any adjournment thereof.

Non-registered holders: If you are not attending the Meeting, use the voting information form (“VIF”) provided by your intermediary (bank, trust company or broker) and return it as early as practicable to ensure that it is transmitted on time (see the VIF for details). It must be received by your intermediary with sufficient time for them to file a proxy with Computershare not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any adjournment or postponement thereof by the deadline noted above.

Voting in Person: For registered holders, if you plan to attend the Meeting, you must register with Computershare when you arrive at the Meeting to have voting rights at the Meeting. For non-registered holders, if you plan to attend the Meeting, you must appoint yourself in the space provided in the VIF and register with Computershare when you arrive at the Meeting to have voting rights at the Meeting.

PLEASE NOTE – THIS IS NOT A VOTABLE BALLOT. YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone or request a paper copy of the Meeting materials to receive a proxy card.